SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the registrant ☒   Filed by a party other than the registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

COMMUNITY FINANCIAL SHARES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

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COMMUNITY FINANCIAL SHARES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2007

To the Stockholders of COMMUNITY FINANCIAL SHARES, INC.:

You are cordially invited to attend the annual meeting of stockholders of COMMUNITY FINANCIAL SHARES, INC. (the “Company”) to be held on Wednesday, May 23, 2007, at 7:00 p.m., local time, at Community Bank-Wheaton/Glen Ellyn (the “Bank”,) 357 Roosevelt Rd., Glen Ellyn, Illinois.

A Proxy Statement and form of Proxy for the annual meeting accompany this notice. The annual meeting is for the purpose of considering and acting upon:

1.	The election of the directors of the Company to serve for a term of one year; and

2.	Ratification of the appointment of BKD LLP as independent auditors for the year ending December 31, 2007.

3.	The transaction of such other business as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

Your Board of Directors recommends that you vote in favor of the proposals set forth in the accompanying Proxy Statement.

Only stockholders of record at the close of business on March 14, 2007 may vote at the annual meeting or any adjournment or postponement thereof.

The Company’s audited financial statements are incorporated into Form 10-K and are enclosed for your convenience.

Whether or not you plan to attend the annual meeting, please act promptly by marking, signing and dating the enclosed Proxy Card and returning it in the postage paid envelope provided. As described more fully in the accompanying Proxy Statement, if you attend the meeting, you may vote your shares in person, even if you have previously submitted a Proxy in writing.

By Order of the Board of Directors,

/s/ Christopher P. Barton
Christopher P. Barton
Secretary

April 13, 2007

Community Financial Shares, Inc.

357 Roosevelt Road

Glen Ellyn, IL 60137

PROXY STATEMENT FOR ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MAY 23, 2007

The Board of Directors (the “Board” of Community Financial Shares, Inc. (the “Company”)) is soliciting your Proxy for use at the 2007 Annual Meeting of Stockholders to be held on May 23, 2007. You are receiving this Proxy Statement and Proxy Card from us because you were an owner of record of shares of common stock in Community Financial Shares, Inc. as of March 14, 2007, the record date for the upcoming annual meeting of stockholders to be held on May 23, 2007. This Proxy Statement describes the proposals on which we would like you to vote at the annual meeting. It also gives you information so that you can make an informed voting decision. We first mailed this Proxy Statement and the form of Proxy to stockholders on or about April 13, 2007.

Community Financial Shares, Inc. is a bank holding company, which primarily serves the financial needs of the communities of Wheaton and Glen Ellyn, Illinois. It is the parent company of Community Bank–Wheaton/Glen Ellyn, an Illinois state bank located in Wheaton and Glen Ellyn, Illinois. The Company’s headquarters are located at 357 Roosevelt Road, Glen Ellyn, Illinois 60137.

VOTING AT THE MEETING

Date, Time and Place of the Meeting

We will hold the annual meeting at Community Bank-Wheaton/Glen Ellyn, 357 Roosevelt Road, Glen Ellyn, Illinois, at 7:00 p.m., local time, on May 23, 2007.

Who Can Vote

Record holders of the Company’s common stock at the close of business on March 14, 2007 are entitled to notice of and to vote at the meeting. On the record date, 1,375,278 shares of common stock were issued and outstanding and held by approximately 525 holders of record. Each stockholder of record is entitled to one vote per share of common stock on each matter submitted to a vote of stockholders, so long as those votes are represented at the annual meeting, either in person or by Proxy.

Quorum for the Meeting

A quorum of stockholders is necessary to take action at the annual meeting. A majority of the outstanding shares of common stock of the Company, present in person or by Proxy, will constitute a quorum. Votes cast by Proxy or in person at the annual meeting will be tabulated by the Inspectors of Election appointed for the annual meeting. The Inspectors of Election will determine whether a quorum is present at the annual meeting. The Inspectors of Election will treat instructions to withhold authority, abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not have authority to vote the shares. Since brokers have authority to vote on the proposal scheduled for consideration at the annual meeting, it is not anticipated that there will be any broker non-vote. In the event that a quorum is not present at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

Votes Required

The ten nominees for director who receive the greatest number of votes cast in person or by Proxy at the annual meeting will be elected directors of the Company. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by Proxy at the annual meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval.

You are entitled to one vote for each share you own on the record date on each matter to be considered at the meeting. A broker or other nominee will have discretionary authority to vote shares of common stock if the beneficial owner or other person entitled to vote those shares has not provided instructions.

Instructions to withhold authority to vote will have no effect on the election of directors, because directors are elected by a plurality of votes cast. In all other matters other than the election of directors, any Proxy marked “abstain” will have the effect of a vote against the proposal.

How You Can Vote

You may attend the annual meeting and vote your shares in person. You also may choose to vote by mail by completing the enclosed Proxy Card, dating and signing it, and returning it in the postage-paid envelope provided. If you sign your Proxy Card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the annual meeting.

If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder) you must either direct the record holder of your shares how to vote your shares or obtain a Proxy, executed in your favor, from the record holder to be able to vote at the annual meeting.

How You May Revoke or Change Your Vote

You can revoke your Proxy at any time before it is voted at the annual meeting by any of the following methods:

•	Submitting a later-dated Proxy by mail.

•

Sending a written notice, including by telegram or telecopy, to the Secretary of the Company. You must send any written notice of a revocation of a Proxy so as to be delivered before the taking of the vote at the meeting to:

Community Financial Shares, Inc.

357 Roosevelt Road

Glen Ellyn, Illinois 60137

Telecopy: 1-630-545-0399

Attention: Secretary

•

Attending the annual meeting and voting in person. Your attendance at the annual meeting will not in and of itself revoke your Proxy. You must also vote your shares at the meeting. If your shares are held in the name of a bank, broker or other record holder, you must obtain a Proxy, executed in your favor, from the record holder to be able to vote at the annual meeting.

Costs of Solicitation

The Company will pay the costs of soliciting proxies. In addition to solicitation by mail, the directors, officers and employees of the Company may also solicit proxies from stockholders by telephone, telecopy, telegram, or in person. Upon request, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending the Proxy materials to beneficial owners.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Board of Directors is currently comprised of ten directors who are annually elected for a one-year term. The Board of Directors has nominated William F. Behrmann, Penny A. Belke, H. David Clayton, Raymond A. Dieter, Jr., Donald H. Fischer, Robert F. Haeger, Scott W. Hamer, Mary Beth Moran, Joseph S. Morrissey and John M. Mulherin for election as directors at the annual meeting. If elected, all will serve as directors until the annual meeting of stockholders to be held in 2008 and until their successors have been duly elected and qualified.

Proxies will be voted, unless otherwise indicated, for the election of the ten nominees for director. Proxies will be voted in a discretionary manner should any nominee be unable to serve. All of the nominees are currently serving as directors of the Company and have consented to serve.

The Board of Directors unanimously recommends a vote FOR each of the nominees for election as directors.

Information about the nominees is set forth below. The dates shown for service as a director of the Company include service as a director of the predecessor of the Company prior to December 2000.

Name and Background	Director Since
William F. Behrmann, age 64, has been owner and President of McChesney & Miller, Inc., located in Glen Ellyn, Illinois (a grocery store and market) since October 2002, employed there since 1959	1994

Penny A. Belke, DDS, age 55, has been a dentist and has owned and operated her practice in Glen Ellyn since 1980	2004

H. David Clayton, DVM, age 68, has been a veterinarian in Glen Ellyn since 1966. Dr. Clayton was listed in Who’s Who in Veterinary Medicine and Science. He is currently President of Clayton Consulting, a veterinary management and consulting firm, and is owner of Fox Valley Veterinary Hospital, P.C. in Ottawa, Illinois	1994

Raymond A. Dieter, Jr., MD, age 71, has been a surgeon with the DuPage Medical Group, located in Glen Ellyn, Illinois (a surgery and health care clinic) since 1969. Dr. Dieter has also been President of the Center for Surgery, located in Naperville, Illinois (an outpatient and surgery clinic) since 1990	1994

Donald H. Fischer, age 71, has been Chairman of Community Financial Shares, Inc., located in Glen Ellyn, Illinois (a bank holding company) since July, 2000. Mr. Fischer has also been Chairman of Community Bank-Wheaton/Glen Ellyn, located in Wheaton, Illinois and Glen Ellyn Illinois (an Illinois state-chartered bank) since

March 1994. Mr. Fischer was previously President and Chief Executive Officer of the Company from 2000 until January 2007 and was also previously President and Chief Executive Officer of the Bank from 1994 until January 2007	1994

Robert F. Haeger, age 56, is a partner with Langan, Haeger, Vincent & Born, an Illinois insurance company located in Wheaton, Illinois since 1971	2005

Scott W. Hamer, age 49, recently appointed President and CEO of the Company and the Bank, was previously Vice President, Chief Financial Officer and Assistant Secretary of the Company since April 2003 and Senior Vice President, Chief Financial Officer and Chief Operations Officer of the Bank since April 2003. Prior to joining the Company, Mr. Hamer served as Vice President & Cashier of Lemont National Bank (a national chartered bank) from February 1999 until April 2003	2007

Mary Beth Moran, age 37, is a certified public accountant and registered investment advisor. She has been a partner in the CPA firm of Kirkby, Phelan and Associates, located in Bloomingdale, Illinois since 1994	2004

Joseph S. Morrissey, DDS, age 68, has been a Wheaton dentist since 1969	1994

John M. Mulherin, age 64, is of-counsel to Mulherin, Rehfeldt & Varchetto P.C., Attorneys at Law, Wheaton, Illinois, a professional corporation engaged in the practice of law. Mr. Mulherin continues to practice law with Mulherin, Rehfeldt & Varchetto PC, but no longer has an ownership in the firm	1995

CORPORATE GOVERNANCE

Directors Independence

The Board of Directors has determined that all directors other than Mr. Fischer and Mr. Hamer are independent within the meaning of the rules promulgated by the National Association of Securities Dealers (NASD) and applicable federal law. There are no Company directors currently serving as a director of any other public company.

Shareholder Communication with Directors

Stockholders may communicate directly with members of the Company’s Board of Directors by mail addressed to the full Board of Directors, a specific member or to a particular committee of the Board of Directors at Community Financial Shares, Inc., 357 Roosevelt Road, Glen Ellyn, Illinois 60137.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Certain directors and executive officers of the Company are customers of, and have had ordinary course banking transactions with, the Company’s subsidiary bank from time to time. Similar banking transactions may be expected to take place in the ordinary course of business in the future. The Company’s policy is that all loans and commitments included in such transactions are to be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Further, any such loans or commitments may not involve more than the normal risk of collectibility or present other unfavorable features. In addition, the Executive Committee of the Board reviews and approves the terms of any transactions where a director or a member of Company management has an interest.

MEETINGS AND COMMITTEES OF THE BOARD

Information Regarding Board of Directors and Committees

The Company’s Board of Directors has several standing committees including the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee.

Meetings of the Board of Directors

The Board of Directors held 15 meetings in 2006. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board Committees in which they were eligible to attend. The Company encourages members of its Board of Directors to attend the Annual Meeting of Stockholders. All of the Directors attended the Annual Meeting of Stockholders held May 18, 2006.

Board Committees

Executive Committee

The independent directors of the Company meet periodically as the Executive Committee of the Board, as circumstances warrant. The function of the Executive Committee is to consider in executive session any matters where management may have a personal interest. The Executive Committee met 5 times in 2006.

Nominating Committee

The Nominating Committee of the Board of Directors is comprised of Messrs. Mulherin, Morrissey, Clayton and Fischer. The Nominating Committee is responsible for nominating qualified candidates for Board membership and recommending to the Board the directors to serve on each committee of the Board. Each member of the Nominating Committee is independent other than Mr. Fischer; and the committee meets independently of Mr. Fischer when considering matters relating to his Board service. The Nominating Committee held 1 meeting in 2006. The Nominating Committee does not have a charter. All current nominees for election as directors were nominated by the Nominating Committee and approved for submission to the stockholders by the current Board of Directors. No person recommended any nominee other than in his capacity as a member of the Nominating Committee.

While the Nominating Committee has not yet adopted a specific policy with regard to consideration of director candidates recommended by stockholders, it will carefully consider all director candidates recommended by stockholders provided such candidates and their credentials are submitted within the time period for stockholder proposals. Written recommendations should be submitted to the Company at 357 Roosevelt Road, Glen Ellyn, Illinois 60137.

In evaluating candidates for Board membership, the Nominating Committee assesses the contribution that the candidate’s skills and expertise, together with his or her knowledge of the markets served by the Company’s operations, will make with respect to the Company’s strategy and operations. Final consideration of the nominees is conducted by the entire Board.

Audit Committee

The Audit Committee of the Board of Directors operates under a Charter that was approved by the full Board of Directors on April 18, 2006. The members of the Audit Committee are William H. Behrmann, Mary Beth Moran, John Mulherin and Joseph S. Morrissey (chair). The Board of Directors has determined that Mrs. Mary Beth Moran is an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission. The Board of Directors has examined the composition of the Audit Committee in light of applicable federal law and the rules of the National Association of Securities Dealers, Inc. governing audit committees, and has confirmed that all members of the Audit Committee are “independent” within the meaning of those rules. The Audit Committee held 4 meetings during 2006. A copy of the Audit Committee’s Charter is included as an Appendix to this Proxy.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors and the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the form 10-K for the year ended December 31, 2006.

Management is responsible for the Company’s financial reporting process including its systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principals. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures and, therefore, our discussions with management and the independent auditors do not assure that the financial statements are presented in accordance with generally accepted accounting principals. We have relied, without independent verification, on management’s representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principals and on the representations of the independent auditors included in their report on the Company’s financial statements.

William H. Behrmann	Mary Beth Moran

Joseph S. Morrissey	John M. Mulherin
Chairman

Compensation Committee

The Compensation Committee of the Board of Directors comprises Mrs. Belke and Messrs. Behrmann, Dieter, Fischer and Morrissey, with Dr. Dieter serving as committee chairman. The committee meets independently of Mr. Fischer in matters involving his compensation. The Compensation Committee held 6 meetings in 2006.

The Compensation Committee reviews executive compensation and performance and establishes compensation policies and incentives. The report of the Compensation Committee is on page 10, following the discussion on Executive Compensation. The Company does not currently have a Compensation Committee Charter, but the Board of Directors intends to adopt a formal Compensation Committee Charter before the end of the year.

Duties of the Compensation Committee include the responsibility to establish base salary, incentive compensation and any other compensation for Company officers. The agenda for meetings of the Compensation Committee is determined by its chairman. Other than Mr. Fischer, executive officers of the Company do not have a role in determining or recommending the amount or form of executive and director compensation.

Compensation Committee Interlock and Insider Participation

Mr. Fischer served as Chairman, Chief Executive Officer and President of the Company during 2006 and also served as a member of the Compensation Committee. He continues to serve on the committee in 2007 and also holds title of Chairman of the Company. The other members of the Compensation Committee are independent directors.

EXECUTIVE OFFICERS

The Company currently has five executive officers.

Name	Age	Present Position with the Company
Donald H. Fischer	71	Chairman of the Board

Scott W. Hamer	49	President and Chief Executive Officer

Christopher P. Barton	48	Vice President and Secretary

William W. Mucker	45	Vice President and Assistant Secretary

Eric J. Wedeen	43	Vice President, Chief Financial Officer and Assistant Secretary

Donald H. Fischer has been Chairman of the Company since July 2000. Mr. Fischer has also been Chairman of the Bank since March 1994. He was previously President and Chief Executive Officer of the Company since July 2000 and President and Chief Executive Officer of the Bank since March 1994.

Scott W. Hamer has been President and Chief Executive Officer of the Company and the Bank since January 2007. He was previously Vice President and Chief Financial Officer of the Company since April 2003. Mr. Hamer was previously Senior Vice President, Chief Financial Officer and Chief Operations Officer of the Bank since April 2003. Prior to joining the Company, Mr. Hamer served as Vice President & Cashier of Lemont National Bank (a national chartered bank) from February 1999 until April 2003.

Christopher P. Barton has been Vice President and Assistant Secretary of the Company since July 2000. In 2003, Mr. Barton assumed the duties of Secretary of the Company. Mr. Barton has also been Senior Vice President and Assistant Secretary of the Bank since October 1998. In March 2003, he assumed the duties of Secretary of the Bank.

William W. Mucker has been Vice President and Assistant Secretary of the Company since February 2003. Mr. Mucker also has been Senior Vice President, Chief Credit Officer and Assistant Secretary of the Bank since February 2003. Prior thereto, Mr. Mucker was Executive Vice President and Chief Credit Officer of Bloomingdale Bank & Trust Co. (an Illinois state-chartered bank) from April 1999 until January 2003.

Eric J. Wedeen has been Vice President, Chief Financial Officer and Assistant Secretary of the Company and Senior Vice President and Chief Financial Officer of the Bank since January 2007. Prior thereto, Mr. Wedeen was Vice President and Controller of Midwest Bank and Trust Company from May 2006 to January 2007 and previously was Senior Vice President and Chief Financial Officer of EFC Bancorp from December 2002 until January 2006.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section is a discussion of certain aspects of the Company’s compensation program as it pertains to the principal executive officer, the principal financial officer, and the three other most highly-compensated executive officers during 2006. These five persons are referred to throughout as the “named executive officers.” This discussion focuses on compensation practices relating to the Company’s most recently completed fiscal year.

Executive Compensation Philosophy

The Company seeks to provide an executive compensation package that is driven by our overall financial performance and the individual executive’s performance. Increased compensation is earned through an employee’s increased contribution as determined by the Compensation Committee.

Objectives of Executive Compensation

The objectives of the executive compensation program are to attract and retain quality executive leadership, enhance the individual executive’s performance, increase shareholder value and improve the overall performance of the Company.

Executive Compensation Overview

Base Salary – Base salary is designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibility. The Company pays base salaries because it provides a basic level of compensation necessary to recruit and retain executives. In addition, the Company may use annual base salary adjustments to reflect an individual’s performance or changed responsibilities.

Incentive Bonus – Each named executive officer is eligible for a cash incentive bonus which is based on attaining goals established as part of the executive’s annual action plan. After review of the action plans of the individual named executive officers, the Compensation Committee assigns relative monetary values to the goals, further taking into account the Company’s financial performance and the results of regulatory reviews. The incentive bonus targets approved by the Compensation Committee for 2006 ranged from 5% of base salary to 25% of base salary, depending on title. For fiscal 2006, 35% of a named executive officer’s incentive bonus was based on achievement of corporate financial objectives relating to return on equity, 20% was based on the Bank’s “CAMELS” rating (a rating system used by the Bank’s regulators to assess the Bank’s overall economic condition) and the remaining 45% was based on individual performance as measured by the Compensation Committee. Incentive bonus awards for performance in 2006 are reflected in column (c) of the Summary Compensation Table.

Equity Incentives – The Company maintains a non-qualified stock option plan (the “Option Plan”) under which it grants options to directors, executives and management of the Company and the Bank. The Company’s historical practice has been to make awards at the time the executive is hired and/or promoted, with the number of option shares determined by the seniority of the position. These option awards are utilized to advance the interests of the Company and its shareholders by affording executives an opportunity to acquire or increase their proprietary interest in the Company by exercising the options. By encouraging such persons to become owners or increase their ownership of the Company, the Company seeks to attract, motivate, reward and retain those highly competent individuals upon whose judgment, initiative, leadership and efforts the success of the Company depends. Under the terms of the Option Plan, the exercise price of the stock subject to each option may not be less than the fair market value of the stock on the date the option is granted.

The options granted under the Option Plan to date have a ten year term and vest over the term in annual increments, with approximately one-third of the option vesting during the first 5 years, one-half during the next four years, and final vesting on the tenth anniversary of the grant date. Vesting and exercise rights cease upon termination of employment, except in the case of death, disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Profit Sharing/401(k) Plan – The Company adopted this plan, which is a combination of 401(k) deferrals by the employees, matching by the Company and “profit sharing” contributions by the Company, to give employees the opportunity to save for retirement on a tax-deferred basis. Total 401(k) deferrals in any taxable year may not exceed the dollar limit that is set by law. In 2006 this amount was $15,000 and $20,000 for those over the age of 50. Each year the Company may contribute matching profit sharing contributions for its employees. In 2006, the Company made matching contributions equal to 15% of each named executive officer’s individual 401(k) deferrals.

Perquisites and Other Benefits – The primary perquisites are personal use of company automobiles and club memberships. These perquisites are offered to some (but not all) of the named executive officers. The use of an automobile provides a means of transportation for the executive in performing his executive duties and benefits the Company. The Company sponsors membership in private clubs for certain executives who have responsibility for the entertainment of Bank customers and prospective customers.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2006 are included in column titled “All Other Compensation” of the Summary Compensation Table.

Post-Termination Compensation – Change in Control Agreements. During 2002 and 2003, the Bank entered into change-of-control letter agreements with certain of the named executive officers. The letter agreements provide for enumerated benefits to be provided upon the occurrence of certain events after a change of control of the Company or the Bank, as described more fully below in the section entitled “Potential Payments Upon Change in Control.”

Summary

In summary, the Company believes the above mix of salary, formula based cash bonus incentives, equity incentives, profit sharing/401(k) matching contributions and other perquisites motivates the Company’s management team to produce strong returns for shareholders. In addition, the overall compensation program appropriately balances the interest and needs of the Company in operating the business to enhance shareholder value.

Report of the Compensation Committee on the Compensation Discussion and Analysis:

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Donald H. Fischer	Penny Belke
William Behrmann	Raymond Dieter
Joseph Morrissey

2006 Summary Compensation Table

The following table provides information concerning the compensation of the named executive officers for the fiscal year ended December 31, 2006. The Company has an employment agreement with Donald H. Fischer but none of the other named executive officers have written employment agreements.

The column “Salary”, discloses the amount of base salary paid to the named executive officer during 2006. The column “Bonus”, discloses amounts paid to named executive officers as discretionary bonuses. In the column “Stock Options”, SEC regulations require the disclosure of the award of options measured in dollars and calculated in accordance with FAS 123(R). The FAS 123(R) fair value per share is based on certain assumptions which are explained in footnote 13 to the Company’s financial statements which are included in the Form 10-K. The amounts shown include a portion of each grant made in prior years to the extent the vesting period fell in 2006.

The column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” discloses the sum of the dollar value of the aggregate change in the actuarial present value of the named executive officers accumulated benefit in 2006. The increase for Mr. Fischer is related to the Directors Retirement Plan.

The column “All Other Compensation” discloses the sum of the dollar value of perquisites and other personal benefits, unless the aggregate amount of such compensation is less than $10,000. The amounts included relate to the Company’s contribution to the Profit Sharing / 401(k) Plan and a matching contribution, personal use of Company automobile, and club dues.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Stock Options (1)($)	Non-equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings (2)($)	All Other Compensation (3)($)	Total ($)
Donald H. Fischer	2006	228,357	41,104	N/A	—	N/A	6,093	44,562	320,116
Chairman, President
Chief Executive Officer,
Community Financial Shares, Inc.

Scott W. Hamer	2006	105,644	21,036	N/A	1,131	N/A	—	20,357	148,168
Vice President, Chief
Financial Officer, Community
Financial Shares, Inc.

Christopher P. Barton	2006	115,266	21,872	N/A	865	N/A	—	28,791	166,794
Vice President, Secretary,
Community Financial Shares, Inc.

William M. Mucker	2006	123,400	21,932	N/A	1,131	N/A	—	24,404	170,867
Vice President, Assistant
Secretary, Community Financial
Shares, Inc.

Ken Franklin	2006	102,860	17,536	N/A	549	N/A	—	20,288	141,233
Senior Vice President,
Community Bank Wheaton/
Glen Ellyn

(1)	There were no stock options granted in 2006 to the named executive officers. The amount shown represents the expense recognized by the Company for the options that vested during the year. Mr. Hamer 175 shares at $6.46 fair value, Mr. Barton 250 shares at $3.46 fair value, Mr. Mucker 175 shares at $6.46 fair value, Mr. Franklin 85 shares at $6.46 fair value.
(2)	The change in pension value and non-qualified deferred compensation earnings for Mr. Fischer refers to the Directors Deferred Compensation Plan and the Directors Retirement Plan.
(3)	This category includes perquisites and other benefits as follows: (A) Mr. Fischer – Company matching and contributions to the Profit Sharing / 401(k) Plan $28,256, directors fees $12,850 and club dues $3,456; (B) Mr. Hamer – Company matching and contributions to the Profit Sharing / 401(k) Plan $16,031 and use of Company owned automobile $4,326; (C) Mr. Barton – Company matching and contributions to the Profit Sharing / 401(k) Plan $20,556 and use of Company owned automobile $8,235; (D) Mr. Mucker – Company matching and contributions to the Profit Sharing / 401(k) Plan $17,151 and use of Company automobile $7,253; and (E) Mr. Franklin – Company and matching contributions to the Profit Sharing / 401(k) Plan $14,605 and use of Company automobile $5,683.

GRANTS OF PLAN BASED AWARDS IN 2006

There were no plan based awards given to the named executive officers in 2006.

OPTION EXERCISES IN 2006

The following table provides information concerning exercises of stock options during 2006 for each of the named executive officers. The table reports the number of securities for which options were exercised and the aggregate dollar value realized upon exercise of options. The Company does not have a stock award program.

OPTION EXERCISES AND STOCK AWARDS(1)
OPTION AWARDS			STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (2)	Number of Shares Acquired on vesting (#)	Value Realized on Vesting (1)
Donald H. Fischer	—	$—	N/A	N/A
Scott W. Hamer	—	$—	N/A	N/A
Christopher P. Barton	1,450	$39,513	N/A	N/A
William M. Mucker	—	$—	N/A	N/A
Ken Franklin	—	—	N/A	N/A

(1)	All numbers have been adjusted to reflect the Company’s two-for-one stock split effective December 27, 2006.
(2)	The Value Realized on Exercise is computed using the difference between the closing market price on the date of exercise and the option price.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

The following table provides information concerning exercisable options and unexercised options that have not vested for each named executive officer outstanding as of December 31, 2006. The table also discloses the exercise price and the expiration date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (1)
OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Donald H. Fischer	—	—	—	—	N/A	N/A
Scott W. Hamer	950	3,450	$17.50	4/21/2013	N/A	N/A
Christopher P. Barton	500	1,000	$9.38	11/1/2008	N/A	N/A
William M. Mucker	950	3,450	$17.50	2/13/2013	N/A	N/A
Ken Franklin	470	1,930	$17.50	3/7/2013	N/A	N/A

(1)	All numbers have been adjusted to reflect the Company’s two-for-one stock split effective December 27, 2006.

PENSION BENEFITS / NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION

The Company does not maintain any retirement plans other than the Profit Sharing / 401(k) Plan described above in the section titled “Compensation Discussion and Analysis” and the Directors Retirement Plan described below in the section titled “Director Compensation.”

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

During 2002 and 2003, the Bank entered into change-of-control agreements with Mr. Fischer, Mr. Hamer, Mr. Barton and Mr. Mucker. The letter agreements provide for enumerated benefits to be provided by the Bank to said executive officers upon the occurrence of certain events within 18 months after a change of control of the Company or the Bank.

Each letter agreement provides for the payment of severance benefits, if, at any time within 18 months following a change of control, the officer’s employment is terminated as a result of (i) his disability, death or retirement pursuant to any retirement plan or policy of the Bank of general application to key employees; (ii) the essential elements of the officer’s position being materially reduced without good cause, each without the officer’s voluntary consent; (iii) a material reduction in the officer’s aggregate compensation, not related to or resulting from documented, diminished performance; or (iv) the officer being required to regularly perform services at a location which is greater than 50 miles from his principal office at the time of the change of control.

The severance benefits to be provided are an immediate lump-sum cash payment equal to nine months of the terminated executive’s current annual salary, exclusive of periodic bonus compensation, plus any unused earned vacation time and continued medical and life insurance coverage to the officer and his family for a maximum of nine months. Upon termination of the insurance coverage, the officer is entitled to exercise the policy options normally available to the Bank’s employees upon termination of employment (for example, the officer may elect to continue coverage under COBRA).

The Company entered into the change-of-control agreements because if a change of control should occur, the Company wants its executives to be focused on the business of reorganization and the interests of shareholders. In addition, the Company believes the agreements are consistent with market practice and assist the Company in retaining its executive talent. The form of the change-of-control agreements has been filed as Exhibit 10 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002.

The following table details the potential obligations of the Company under these agreements.

POTENTIAL PAYMENTS UNDER CHANGE-IN-CONTROL AGREEMENTS
Name	Lump Sum Cash Payment of Nine Months Salary(1)($)	Amount Realized on the Exercise of Outstanding Stock Options(1)($)	Cost of Nine Months of Medical Insurance Benefits($)	Cost of Nine Months of Life Insurance Benefits($)
Donald H. Fischer	171,268	—	7,534	19
Scott W. Hamer	79,233	27,280	12,055	41
Christopher P. Barton	86,450	21,488	12,055	41
William M. Mucker	92,550	27,280	12,055	41

(1)	The above amounts assume a triggering event occurring on December 31, 2006. The salary used is the amount in effect on December 31, 2006 as well as the stock price for the realized gain on the exercise of options, which was $23.70 per share.

DIRECTOR COMPENSATION

The following table provides information with respect to the compensation of directors of the Company during 2006.

Directors of the Company were paid a fee of $750 for each Board meeting attended in 2006. In addition, directors were paid an annual retainer of $1,600. Committee fees of $75 were paid to those directors who are members of the Loan and Credit Quality Committees of the Board of Directors.

The Company maintains a voluntary deferred compensation plan in which directors may defer receipt of any part or all of their respective directors fees, including retainer and committee fees. The deferred fees are credited to an account for the director, which is also credited with an amount determined by multiplying the balance of the account by a rate of interest adjusted annually. The interest amount is credited on December 31 of each year. Equal installment payments over 120 months commence on the first day of the calendar month following the end of the director’s term due to resignation, removal, or failure to be re-elected.

Non-employee directors of the Company are eligible to receive options to purchase shares of common stock under the Company’s Option Plan. The Company’s historical practice has been to grant each non-employee director an option to purchase 750 shares of common stock at the time he or she was first elected or appointed as a director of the Company. As required by the terms of the Option Plan, the exercise price of all options is the market value of the common stock on the date of the grant. The Company’s historical practice has been to have non-employee director options become exercisable in annual cumulative installments, commencing one year from the date of grant, with full vesting occurring on the fifth anniversary of the date of grant. As required by SEC regulations, grants of stock options are valued at the grant date fair value computed in accordance with FAS 123(R). All options granted to directors are fully vested with the exception of the options held by Mary Beth Moran, Penny Belke and Robert Haeger. The expense incurred by the Company for vesting that occurred in 2006 is disclosed in the table.

The directors of the Company also participate in the Directors Retirement Plan. During the term of a director’s service, the Company accrues an amount equal to the director’s annual retainer fee. If a director retires prior to age 75, accrued benefits are prorated based on years of service. If a director retires after age 75 (or after 13 years of service) 100% of the accrued benefits are paid out in 120 equal monthly installments, or, at the retired director’s election, in a lump sum discounted at 6%. In the event of a director’s death, the Company has the option to pay the accrued benefits in 120 equal monthly installments or a nondiscounted lump sum. In the event of a director’s disability that prevents further service, the accrued benefits are paid out in 120 equal monthly installments. The Directors Retirement Plan has been filed as Exhibit 10 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2000.

DIRECTOR COMPENSATION
	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)	Total ($)
William Behrmann	13,600	—	N/A	N/A	8,855	1,600	24,055
Penny Belke	12,850	1,079	N/A	N/A	2,913	1,600	18,442
H. David Clayton	14,500	—	N/A	N/A	8,799	1,600	24,899
Raymond Dieter	13,000	—	N/A	N/A	10,838	1,600	25,438
Harold Gaede(3)	12,850	—	N/A	N/A	9,676	1,600	24,126
Robert Haeger	13,225	1,245	N/A	N/A	1,782	1,600	17,852
Mary Beth Moran	14,200	1,079	N/A	N/A	459	1,600	17,338
Joseph Morrissey	12,100	—	N/A	N/A	9,613	1,600	23,303
John Mulherin	15,400	—	N/A	N/A	3,112	1,600	20,112

(1)	The amount appearing in this column represents the dollar amount recognized by the Company in accordance with FAS 123R - Penny Belke and Mary Beth Moran each had 150 shares vest at a fair value of $7.19 in 2006. Robert Haeger had 150 shares vest at a fair value of $8.30.
(2)	The amount in this column represents the aggregate increase in the present value of each director's accumulated benefit under the Director's Retirement Plan. Also, included in this column are the earnings on the amount deferred by the Director under the Company's voluntary deferred compensation plan.
(3)	Mr. Gaede retired from the Board of Directors on December 31, 2006.

PROPOSAL 2 – RATIFICATION OF BKD LLP AS INDEPENDENT AUDITORS

The Audit Committee has recommended the appointment of BKD LLP as the independent external auditors to audit our financial statements for the year ending December 31, 2007 and our stockholders are asked to approve the appointment of BKD LLP as auditors for the year ending December 31, 2007.

We expect that one or more representatives of BKD LLP will be present at the annual meeting. Each of these representatives will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to any questions.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of BKD LLP as independent auditors for the year ending December 31, 2007.

Registrant's Certifying Accountant

BKD LLP serves as our external auditor and was engaged in 2003 as our independent public accountant. Crowe Chizek, our internal auditor, has expanded our internal audit procedures and reviews key internal controls.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The consolidated financial statements of the Bank have been examined by BKD LLP, independent certified public accountants. The Company’s Audit Committee has selected BKD LLP to be the Company external auditors for 2007. In addition, Crowe Chizek, an independent certified public accounting firm has been selected to conduct the Company’s internal audit for 2007.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2006 and December 31, 2005 by the Company’s principal accounting firm, BKD LLP:

	2006	2005
Audit Fees(1)	$74,522	$68,713
Tax Fees(2)	$9,790	$8,535
All Other Fees(3)	$13,600	—

Total Fees	$97,912	$77,248

(1)

The audit fees were for professional services rendered for the audits of the Corporation’s consolidated financial statements and internal control over financial reporting, reviews of condensed consolidated financial statements included in the Corporation’s Forms 10-Q, and assistance with regulatory filings. All of the fees were pre-approved by the Audit Committee in accordance with the Committee’s pre-approval policy.

(2)	“Tax Fees” include primarily tax return preparation and review, and tax planning and advice.
(3)	All Other Fees relate to a cost segregation analysis completed on two of the Company’s offices.

In approving fees, other than Audit Fees, the Audit Committee considers whether the provision of services described above under “All Other Fees” is compatible with maintaining the principal accountant’s independence.

VOTING SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 14, 2007, the Company had 1,375,278 shares of common stock issued and outstanding and held by approximately 525 holders of record. Each stockholder of record is entitled to one vote per share of common stock on each matter submitted to a vote of stockholders, so long as those votes are represented at the annual meeting, either in person or by Proxy.

(a)	Security Ownership Of Certain Beneficial Owners

The Company knows of no persons or groups which are beneficial owners of more than five percent of the outstanding common stock.

(b)	Security Ownership Of Management

The following table indicates, as of March 14, 2007, the number of shares of common stock beneficially owned by each director of the Company, the Named Executive Officers of the Company, and all directors and executive officers of the Company as a group.

SECURITY OWNERSHIP OF MANAGEMENT

	Common Stock Beneficially Owned on March 14, 2007
Name of Beneficial Owner	Number of Shares	Percent of Common Stock Outstanding
William F. Behrmann (6)	7,670	0.56%
Penny A. Belke, DDS(1)(6)	3,312	0.24%
H. David Clayton, DVM(2)(6)	25,356	1.84%
Raymond A. Dieter, Jr., MD(3)(6)	42,734	3.11%
Donald H. Fischer(6)	53,628	3.90%
Robert F. Haeger	2,300	0.17%
Scott W. Hamer(1)	1,900	0.14%
Mary Beth Moran(1)(6)	1,774	0.13%
Joseph S. Morrissey, DDS(4)(6)	46,868	3.41%
John M. Mulherin((5)(6)	8,818	0.64%
Christopher P. Barton(1)	19,742	1.44%
Kenneth S. Franklin(1)	990	0.07%
William W. Mucker(1)	2,500	0.18%
All Directors and Executive Officers as a
Group (13Persons)	217,592	15.82%

(1)

Includes shares issuable pursuant to stock options currently exercisable within 60 days of March 14, 2007, as follows: Dr. Belke, 300 shares, Mr. Barton, 500 shares; Mr. Franklin, 690 shares, Mr. Hamer, 1,300 shares;

Mrs. Moran, 300 shares and Mr. Mucker, 1,300 shares.

(2)	Includes 12,440 shares held in a trust of which Dr. Clayton is trustee.
(3)	Includes 2,776 shares held in a trust of which Dr. Dieter is trustee.
(4)	Includes 14,678 shares held in joint tenancy of which Dr. Morrissey has shared investment and voting power and 7,900 shares held in an employee retirement plan.
(5)	Includes 4,112 shares held in joint tenancy of which Mr. Mulherin has shared investment and voting power and 1,208 shares held by Mr. Mulherin's spouse in an IRA.
(6)	Includes 474 shares held in Lakeside Partners, a partnership of nine directors, of which each director holds 1/9 ownership interest.

(c)	Changes in Control

Management of the Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of any class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than 10% of any class of our equity securities are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5 (and amendments thereto) furnished to us during our most recent fiscal year, all transactions were reported on a timely basis and we do not know of any failure to file a Section 16(a) form as required.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Proposals will be considered timely and may be eligible for presentation at the Company’s 2008 meeting if they are received by the Company at 357 Roosevelt Road, Glen Ellyn, Illinois 60137 in the form of a written notice no later than December 14, 2007. If a stockholder intends to present a proposal for consideration at the 2008 Annual Meeting outside the processes of SEC Rule 14a-8, we must receive notice of such proposal not later than February 21, 2008. Otherwise the proposal will be considered untimely. In addition, our proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the meeting, without including information regarding the proposal in its Proxy materials.

OTHER BUSINESS

The Board of Directors does not know of any business to be brought before the annual meeting other than the matters described in the notice of annual meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying Proxy intends to vote the Proxy in accordance with his judgment on such matters.

By Order of the Board of Directors,

Christopher P. Barton
Secretary

April 13, 2007

A copy of the Company’s 2006 annual report to the Securities and Exchange Commission on Form 10-K has been furnished with this Proxy Statement. Copies of the exhibits to the 2006 Form 10-K will be furnished to requesting stockholders upon payment of the Company’s expenses in furnishing such exhibits.

APPENDIX A

Community Financial Shares, Inc.

Audit Committee Charter

The Audit Committee is appointed by the board of directors to assist the board of directors in undertaking and fulfilling its responsibilities in monitoring:

•	the integrity of the financial statements of the Company;

•	the compliance by the Company with legal and regulatory requirements; and

•	the independence and performance of the Company’s outside auditors.

The members of the Audit Committee shall meet the independence requirements set forth in Rule 4200(a)(15) of the NASD’s listing standards* or any successor or replacement rule. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, statement of operations and statement of cash flows, or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee.

The number of members of the Audit Committee shall be determined by the board of directors, but in no event shall consist of less than three individuals one of which must be an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission. The members of the Audit Committee shall be appointed by the board of directors and shall serve terms of such length as the board of directors may determine.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the committee. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or outside auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the committee and provide pertinent information as necessary.

The Audit Committee shall meet at such times and from time to time as it deems appropriate but not less than four times during the course of a year. The Audit Committee shall report regularly to the board of directors with such recommendations as the Audit Committee may deem appropriate.

On behalf of the board of directors, the Audit Committee shall:

1.	Review and reassess the adequacy of this Audit Committee Charter annually at the first occurring meeting of each calendar year and recommend any proposed changes to the board of directors for approval.

2.	Review with management and the outside auditor the Company’s annual audited financial statements and the outside auditor’s report thereon, including major issues regarding accounting principles and auditing standards and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.	Review an analysis prepared by management and the outside auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4.	Meet annually with management and the outside auditor to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

5.	Review major changes to the Company’s accounting and auditing principles and practices as suggested by the outside auditor or management.

6.	Select and recommend to the board of directors the appointment of the outside auditor, which firm is ultimately accountable to the Audit Committee and the board of directors.

7.	Approve the fees to be paid to the outside auditor.

8.	Ensure its receipt of periodic reports and statements from the outside auditor regarding the auditor’s objectivity and independence, including, without limitation, a formal written statement delineating all relationships between the outside auditor and the Company consistent with the Auditor’s Responsibility Under Standards of the Public Company Accounting Oversight Board, discuss such reports and statements with the outside auditor, and if so determined by the Audit Committee, recommend that the board of directors take appropriate action to oversee the independence of the outside auditor.

9.	Evaluate the performance of the outside auditor and, if so determined by the Audit Committee, recommend that the board of directors replace the outside auditor.

10.	Meet with the outside auditor prior to the annual audit to review the scope and planning of the audit.

11.	Obtain from the outside auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

12.	Discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) relating to the conduct of the annual audit.

13.	Review with the outside auditor any problems or difficulties the outside auditor may have encountered and any management letter provided by the outside auditor and the Company’s response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions encountered by the outside auditor on the scope of its auditing procedures or its access to required information.

14.	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual Proxy Statement.

15.	Review legal and regulatory matters, if any, that may have a material impact on the Company’s financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

The Audit Committee shall also undertake such additional activities within the scope of its primary function as the Audit Committee may from time to time determine or as may otherwise be required by law, the Company’s by-laws or certificate of incorporation or the board of directors. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the board of directors of the Company. While the Audit Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. This is the responsibility of the Company’s management. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor or to assure compliance with laws and regulations.

The Company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his or her acting as a member of the Audit Committee against any liability or expense actually or reasonably incurred by such person in respect thereof. This indemnity shall be in addition to any rights of indemnity otherwise available to any such member.

The material in this Audit Committee Charter is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date this charter is first included in the Company’s annual Proxy Statement filed with the Securities and Exchange Commission and irrespective of any general incorporation language contained in such filing.

*	Under Rule 4200(a)(15) of the NASD’s listing standards, (i) an “independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and (ii) the following persons shall not be considered independent:

(A)	a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;

(B)	a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan or non-discretionary compensation;

(C)	a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer (immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home);

(D)	a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation’s securities) that exceed 5% of the corporation’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

(E)	a director who is employed as an executive of another entity where any of the company’s executives serve on that entity’s compensation committee.

COMMUNITY

Financial Shares, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS MAY 23, 2007

PLEASE COMPLETE, DATE, SIGN AND MAIL THE

DETACHED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE

When this Proxy is properly executed, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR election of all nominees for director listed on the reverse side of this card.

By signing this proxy card you acknowledge receipt of the Notice of Annual Meeting of Stockholders to be held May 23, 2007 and the Proxy Statement dated April 5, 2007.
I/we will attend the Annual Meeting of Stockholders on May 23, 2007.
Signature
Signature
Date ______________________, 2007	Number of Attendees ______

Please sign exactly as name/s appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized partner. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. As described more fully in the accompanying proxy statement, you may revoke this proxy by submitting a later-dated proxy or written notice, or by attending the annual meeting and voting your shares in persons.

COMMUNITY FINANCIAL SHARES, INC.

Proxy Solicited by the Board of Directors for Annual Meeting of Stockholders to be held May 23, 2007

The undersigned hereby appoints H. David Clayton, Raymond A. Dieter and Donald H. Fischer, and each of them individually, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of COMMUNITY FINANCIAL SHARES, INC. to be held May 23.2007, and at any adjournments thereof, on the following proposals:

(1)	Election of Directors					FOR ALL	FOR ALL EXCEPT
	Nominees:	William F. Behrmann	Penny A. Belke	H. David Clayton	Raymond A. Dieter, Jr.	☐	☐
		Donald H. Fischer	Robert F. Haeger	Scott W. Hamer	Mary Beth Moran
		Joseph S. Morrissey	John M. Mulherin

INSTRUCTION: To withhold your vote for any individual nominee(s), insert the name of such nominee(s) on the line provided below:

(2) Ratification of the appointment of BKD LLP as independent auditors for the year ending December 31, 2007.

☐    FOR    ☐    AGAINST    ☐    ABSTAIN

The proxies named above are authorized to vote in their discretion with respect to other matters that properly come before the Annual Meeting or any adjournment of the Annual Meeting. As of April 5, 2007, Community Financial Shares, Inc. does not know of any such other matters to be presented at the Annual Meeting.

You are encouraged to specify your choice by marking the appropriate box, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted by the proxies unless you sign, date and return this card.

SEE REVERSE SIDE